PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), is made and entered into this 9 day of June, 2007, by and between David G. and Annabelle L. Roark (“Seller”) and SOAM Oil & Gas Investments, LLC 2501 North Green Valley Parkway Suite 110 Henderson, NV 89120 (“Buyer”).

WITNESSETH:

WHEREAS, Seller owns ~~1,760 acres~~ of certain real property located in North Central Oklahoma known as the Roark Property (“Property”), which Property includes twenty-three (23) oil wells and seven (7) gas wells drilled to the Mississippi Chat formation with current production from twelve (12) of the thirty (30) wells, and capacity to drill an additional eighty-eight (88) wells;

WHEREAS, Seller owns certain oil and gas leases on said Property known as Cedar Creek (4 quarter sections), Whitetail (2 quarter sections), Matthews (1 quarter section), Sand Creek (1 quarter section), Meyers (1 quarter section), and Oklahoma Land and Cattle Lease (1 quarter section) as more fully described in the leases attached hereto at Exhibit “A” (collectively, the “Leases”); and
WHEREAS, Seller owns certain oil and gas production, storage and compression equipment, which is situated upon and used in connection with the production, storage and transportation of oil and gas purchased from the Leases, which equipment includes, without limitation, the equipment described in the Evaluation of Oil and Gas Properties for NEWCO Oil and Gas Company and the accompanying Appraisal attached hereto at  Exhibit “B” (the “Equipment”), as well as all ~~rolling stock~~; and
WHEREAS, Seller desires to sell the Leases and Equipment to Buyer, and Buyers desires to purchase the same from Seller on the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
1.           Agreement to Buy and Sell.  Upon the terms and conditions hereinafter set forth, Seller agrees to sell and assign to Buyer on Closing Date, and Buyer agrees to purchase and receive from Seller on Closing Date, the Assets, as hereinafter defined, including the Leases and Equipment.

2.           Assets. The Leases and the Equipment are herein sometimes collectively referred to as the “Assets.”  The parties agree that the Assets to be sold by Seller to Buyer on Closing Date shall also include all personal property, fixtures, improvements, permits, licenses, approvals, servitudes, rights-of-way, easements, surface use agreements, ~~rolling stock,~~ and all other rights owned by Seller or used in connection with the Leases. The Assets shall also include all of the files, records, data and information relating to the Leases and maintained by Seller, copies of which have been heretofore delivered to Buyer.
3.           Purchase Price. Buyer shall pay to Seller for the Assets, the total purchase price of One Million Four Hundred Thousand Dollars ($1,400,000) (the “Purchase Price”).  The parties acknowledge the deposit of the sum of $100,000 as earnest money and partial payment of the Purchase Price (the “Earnest Money”).  On Closing Date, as hereinafter defined, the balance of the Purchase Price will be paid to Seller by Buyer.
4.           Seller’s Representations and Warranties. Seller represents and warrants to Buyer the following, which representations and warranties shall be taken as true as of the date of this Agreement and as of Closing Date:
4.1 Seller owns good and marketable title to the Leases and the Equipment, and both the Leases and the Equipment are free, clear and unencumbered. The net revenue interest of Seller in the Leases is correctly reflected on Exhibit “A” attached to this Agreement.
4.2 Seller has the necessary authority to enter into this Agreement and to perform all of the obligations hereunder.  This Agreement and all documents and instruments required hereunder to be delivered on Closing Date shall constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency or similar laws affecting creditor's rights generally.
4.3 Seller's execution, delivery and performance of this Agreement will not result in the breach of any condition of, or constitute a default under or cause the acceleration of any obligation under any agreement or instrument to which Seller is a party or by which Seller is bound, or violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

4.4 Seller has incurred no liability; contingent or otherwise, for broker’s or finder’s fees with respect to this transaction for which Buyer shall have any responsibility whatsoever.
4.5 Seller is not a “foreign person” within the meaning of the IRS Code, Sections 1445 and 7701 (i.e., none of the Seller are nonresident aliens, foreign corporations, foreign partnerships, foreign trusts, or foreign estates as those terms are defined in the IRS Code and regulations promulgated thereunder).
4.6 Seller has not received any written notice of any suit, claim, action or other proceeding (“Action”) pending, or, to the knowledge of any of Seller, threatened, before any court or governmental agency as of the date of this Agreement that relates to the Assets and is not aware of the possibility of any such Action.
4.7 The Assets constitute all of the property rights and assets necessary for Buyer to own, operate, use and enjoy the Leases and the Equipment for the same or similar purposes for which, and in the same or similar manner in which the Assets have been owned, operated, used and enjoyed by Seller prior to the transfer contemplated in this Agreement.
4.8 Until this Agreement is closed, Seller shall operate the Leases and maintain the equipment in the ordinary and normal course consistent with Seller’s best past practices.  The Leases and Equipment will be on Closing Date in as good as condition as they are of the date of the execution of this Agreement, wear and tear from ordinary uses and elements excepted.
5.           Buyer’s Representations and Warranties. Buyer represents and warrants to Seller the following, which representations and warranties shall be true as of the date of this Agreement and as of Closing Date:
5.1 Buyer is a limited liability company organized and existing under the laws of the State of Texas.
5.2 Buyer has the necessary authority to enter into this Agreement and to perform all of its obligations hereunder.  This Agreement has been duly executed and delivered on Buyer’s behalf, and, on Closing Date, all documents and instruments required hereunder shall have been duly executed and delivered by Buyer.  This Agreement and all documents and instruments to be delivered on Closing Date shall constitute the legal, valid and binding obligations of Buyer enforceable in accordance with the respective terms, except to the extent enforceability may be affected by bankruptcy, organization (solvency or some other similar law affecting creditor’s rights generally).
5.3 Buyer’s execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate or conflict with any provision of its governing documents; result in the breach of any condition or constitute a default under, or cause the acceleration of any obligation under any agreement or instrument to which Buyer is a party under which it is bound; or violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.
5.4 Buyer has incurred no liability, contingent or otherwise, for broker’s or finder’s fees with respect to this transaction for which Seller shall have any responsibility whatsoever.
6.           Effective Time. The purchase and sale of the Assets shall be effective no later than forty-five (45) days from the date of this Agreement on a Closing Date to be agreed by the parties.  Buyer shall take possession of the Assets as of the Closing Date and shall commence operating the Leases from and after the Closing Date. The parties shall determine the amount of oil in storage tanks (above the pipeline connections) as of the Effective Time, and shall determine the volumes of all gas produced by Seller prior to the Effective Time.  Buyer and Seller shall cooperate with one another to notify crude oil purchasers and gas purchasers of the transfer of ownership of the Lease as of the Effective Time and cause such oil and gas purchasers to pay to Buyer the proceeds for the sale of oil and gas produced from and after the Effective Time.  In the event Buyer receives payment for oil or gas produced by Seller prior to the Effective Time, upon receipt of any such payment, Buyer shall remit the same to Seller. On the other hand, in the event Seller should receive payment for gas or oil produced by Buyer subsequent to the Effective Time, Seller shall remit payment therefor to Buyer. Seller shall pay when and as the same becomes due all of the expenses attributable to the operation of the Lease prior to the Effective Time, and Buyer shall pay all expenses attributable to the operation of the Lease subsequent to the Effective Time.
7.           Taxes. All taxes, including ad valorem, personal property, production, excise, severance and similar obligations assessed against the Assets or based on or measured by the ownership of the Assets or production therefrom, shall be prorated between Seller and Buyer as of the Effective Time. Buyer shall be responsible for reporting and remitting payment for all sales, use or similar taxes payable in connection with the transaction contemplated by this Agreement.
8.           Liabilities and Obligations of Seller and Buyer.  Seller shall pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to Seller’s ownership and operation of the Assets prior to the Effective Time. Buyer shall pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to Buyer’s ownership and operation of the Assets subsequent to the Effective Time.
9.           Indemnification and Release. Buyer shall defend, indemnify, save and hold harmless Seller, and its employees, representatives, agents, successors and assigns, from and against all Losses which arise from or in connection with Buyer’s ownership and operation of the Assets subsequent to the Effective Time.
Seller shall defend, indemnify, save and hold harmless Buyer, its employees, representatives, agents, successors and assigns from and against all Losses which arise from or in connection with Seller’s ownership and operation of the Assets prior to the Effective Time.
The term “Losses” as used in this Section 9 shall mean any actual losses, costs, expenses, liabilities, damages, demands suits and sanctions of every kind and character, including reasonable fees and expenses of attorneys, technical experts and expert witnesses reasonably incident to matters indemnified against. Buyer shall be deemed to have released Seller at Closing Date from any Losses for which Buyer has agreed to indemnify Seller hereunder. Seller shall be deemed to have released Buyer at Closing Date from any Losses for which Seller has agreed to indemnify Buyer hereunder.
10.           Title Matters. Buyer shall satisfy itself as to the title of Seller in and to the Assets prior to Closing Date. In the event Buyer determines that a defect in title exists, Buyer shall provide Seller written notice describing such title defect not later than five (5) business days prior to Closing Date. The term “defect” means any lien, encumbrance or encroachment associated with Seller’s title to the Assets. With respect to any alleged title defect, Seller may undertake to satisfy and cure same, all or none of such defects. Buyer and Seller shall meet prior to Closing Date to attempt to mutually agree on any proposed satisfaction or cure of title defects. If Seller is unwilling or unable to satisfy or cure any such title defect and to deliver to Buyer good and marketable title to all of the Assets,

Buyer shall be entitled to rescind in writing this Agreement, or Buyer, at Buyer’s option, may elect to waive any such title defect and proceed with the closing of this transaction.
11.           Closing.  The closing of the transactions contemplated by this Agreement (herein sometimes referred to as the “Closing” or “Closing Date”) shall be conducted on at the offices of the Seller’s attorneys, or at such other time and place as the parties may agree in writing.  At the Closing, the Seller shall deliver to Buyer properly executed and acknowledged assignments of the Leases and a properly executed Assignment, Bill of Sale and Conveyance in the form attached hereto as Exhibit “C”, covering the Assets, with full warranties of title subject only to the exceptions permitted in this Agreement.  In addition, on Closing Date and thereafter Seller shall execute such other assignments, bills of sale, deeds, or Oklahoma Corporation Commission forms, transfer orders or division orders necessary to transfer the Assets to Buyer and to comply with all of the requirements of the Oklahoma Corporation Commission and the Bureau of Indian Affairs if applicable.  At Closing, Buyer shall cause to be paid to Seller in collected funds the Purchase Price.
12.           Breach; Litigation.  In the event Buyer shall refuse to close the transactions contemplated by this Agreement and pay the Purchase Price to Seller on Closing Date for any reasons other than those set forth herein, Seller shall be entitled to terminate this Agreement and retain the Earnest Money as liquidated damages, the parties agreeing the damages of such breach to be of different ascertainment, or seek specific performance of the Agreement or seek any other equitable remedy available to Seller under Oklahoma law. In the event Seller shall refuse to close the transaction contemplated by this Agreement for any reasons other than those set forth herein, Buyer shall be entitled to terminate this Agreement and receive a refund of the Earnest Money paid herewith or seek specific performance of this Agreement or seek any other legal or equitable remedy available to Buyer under Oklahoma law. In the event litigation is instituted by either Seller or Buyer to interpret or enforce the terms and provisions of this Agreement, the prevailing party in any such litigation shall be entitled to recover, in addition to any other relief, the costs of litigation including reasonable attorney fees.
13.           Miscellaneous.
13.1           Notices.   All notices under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered, when received, (ii) if mailed, three business days after mailing, certified mail, return receipt requested, or (iii) if sent by overnight courier, one day after sending.  All notices shall be addressed as follows:

If to Seller:

Ash Mascarenhas
SOAM Oil & Gas Investments, LLC
2501 North Green Valley Parkway Suite 110
Henderson, NV 89120

If to Buyer:

[Buyer:  Please Provide.]

13.2           Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged.
13.3           Governing Law.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Oklahoma.
13.4           Entire Agreement. This Agreement constitutes the entire agreement among the parties, their respective partners, shareholders, officers, directors and employees with respect to the subject matter hereof.
13.5           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their heirs, devisees, personal representatives, successors and assigns.
13.6           Representations, Warranties and Covenants. All representations, warranties and covenants of the parties set forth in this Agreement, or any document executed in connection with the consummation of this Agreement, shall survive the Closing of this Agreement and the transfer of the Assets from Seller to Buyer.

13.7           Counterparts. This Agreement may be executed by the parties in counterparts. All counterparts together shall constitute one document binding on all parties. The execution pages and the pages necessary to show acknowledgments may be combined with the other pages of this Agreement to form what is deemed and treated as a single original Agreement showing execution by all parties. An electronically transmitted facsimile (“fax”) of the signature of a party is binding on the signing party, and delivery of this Agreement by fax constitutes delivery of this Agreement for all purposes and is thus binding on the party sending the fax.
Dated the date first above written.

SELLER:

/s/ David G. Roark
By: ______________________________

BUYER:

Ashvin Mascarenhas, Manager
By: ______________________________